Exhibit 99.1

Landmark Infrastructure Partners LP Reports Fourth Quarter Results

El Segundo, California, February 20, 2019 (GLOBE NEWSWIRE) – Landmark Infrastructure Partners LP (the “Partnership,” “we,” “us” or “our”) (Nasdaq: LMRK) today announced its fourth quarter financial results.

Highlights

•

Net loss attributable to common unitholders of $0.21 per diluted unit, FFO of $0.01 per diluted unit and AFFO of $0.35 per diluted unit, an increase in AFFO per diluted unit of 9% from the fourth quarter of 2017;

•	Amended and restated its five-year revolving credit facility with initial borrowing commitments of $450 million;
•	Entered into an agreement with the City of Lancaster, CA, to develop and deploy Landmark’s FlexGridTM solution;
•	Amended our Omnibus Agreement, extending the general & administrative expense reimbursement arrangement through November 2021; and
•	Announced a quarterly distribution of $0.3675 per common unit.

2018 Highlights

•	Reported 2018 rental revenue of $64.8 million, a 23% increase year-over-year;
•	Reported 2018 net income attributable to common unitholders of $3.97 per diluted unit, FFO of $0.96 per diluted unit, and AFFO of $1.34 per diluted unit;
•	Formed a joint venture with Brookfield Asset Management (the “JV”) to invest in core infrastructure assets;
•	Entered into an agreement with Dallas Area Rapid Transit (“DART”) to develop a smart media communications platform which includes the deployment of kiosks and Landmark’s FlexGridTM solution; and
•	Completed acquisitions with total consideration of approximately $136 million in 2018.

Fourth Quarter 2018 Results

Rental revenue for the quarter ended December 31, 2018 increased 2% to $14.7 million compared to the fourth quarter of 2017 and declined 16% compared to the third quarter of 2018.  The sequential decline in rental revenue in the fourth quarter is due to the contribution of assets to the JV in September 2018, as the JV is accounted for as an equity method investment and the revenue generated in the venture is not consolidated into the Partnership’s results.  Net loss for the fourth quarter of 2018 was $2.2 million, compared to net income of $9.3 million in the fourth quarter of 2017.  Net loss attributable to common unitholders per diluted unit in the fourth quarter of 2018 was $0.21, compared to net income attributable to common unitholders per diluted unit of $0.31 in the fourth quarter of 2017.  FFO for the fourth quarter of 2018 was $0.01 per diluted unit, compared to FFO per diluted unit of $0.48 in the fourth quarter of 2017.  Net loss and FFO in the fourth quarter of 2018 included a $4.2 million unrealized loss on our interest rate swaps, while net income and FFO in the fourth quarter of 2017 included a $1.8 million unrealized gain on our interest rate swaps and an income tax benefit of $3.2 million.  AFFO for the fourth quarter of 2018 increased to $0.35 per diluted unit, an increase of 9% from the fourth quarter of 2017.

For the full year ended December 31, 2018, the Partnership reported rental revenue of $64.8 million compared to $52.6 million during the full year ended December 31, 2017.  The growth in revenue was primarily attributable to acquisitions made during the course of 2017 and 2018, partially offset by the impact of the contribution of assets to the JV in September of 2018.  For the full year ended December 31, 2018 we generated net income of $115.8 million compared to $19.3 million during the year ended December 31, 2017.  Net income attributable to common unitholders for the full year ended December 31, 2018 was $3.97 per diluted unit compared to $0.53 per diluted unit for the year ended December 31, 2017.   For the full year ended December 31, 2018 we generated FFO of $0.96 per diluted unit and AFFO of $1.34 per diluted unit, compared to FFO of $1.18 per diluted unit and AFFO of $1.26 per diluted unit during the full year ended December 31, 2017.  Net income for 2018 included a gain on sale of assets of $99.9 million.

“We are very pleased with our fourth quarter results.  We made further progress with our development initiatives, refinanced our revolving line of credit and ended the year well positioned for 2019.  We continue to believe that our development activities will drive the Partnership’s near-term and long-term growth,” said Tim Brazy, Chief Executive Officer of the Partnership’s general partner.

Quarterly Distributions

On January 25, 2019, the Board of Directors of the Partnership’s general partner declared a cash distribution of $0.3675 per common unit, or $1.47 per common unit on an annualized basis, for the quarter ended December 31, 2018.  The distribution was paid on February 14, 2019 to common unitholders of record as of February 4, 2019.

On January 22, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.4571 per Series C preferred unit, which was paid on February 15, 2019 to Series C preferred unitholders of record as of February 1, 2019.

On January 22, 2019, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.49375 per Series B preferred unit, which was paid on February 15, 2019 to Series B preferred unitholders of record as of February 1, 2019.

On December 20, 2018, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.5000 per Series A preferred unit, which was paid on January 15, 2019 to Series A preferred unitholders of record as of January 2, 2019.

Recent Acquisitions

In the full year 2018, the Partnership acquired a total of 231 assets for total consideration of approximately $136 million. The acquisitions were immediately accretive to the Partnership’s distributable cash flow, funded primarily with borrowings under the Partnership’s existing Facility and the issuance of common units.

At-The-Market (“ATM”) Equity Programs

Through its At-The-Market (“ATM”) issuance programs, the Partnership issued 27,830 common units and 24,747 Series A preferred units for gross proceeds of approximately $0.5 million and $0.6 million, respectively, for the full year 2018.

Conference Call Information

The Partnership will hold a conference call on Wednesday, February 20, 2019, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time) to discuss its fourth quarter 2018 financial and operating results.  The call can be accessed via a live webcast at https://edge.media-server.com/m6/p/4p2soroi, or by dialing 877-930-8063 in the U.S. and Canada.  Investors outside of the U.S. and Canada should dial 253-336-7764.  The passcode for both numbers is 3186638.

A webcast replay will be available approximately two hours after the completion of the conference call through February 20, 2020 at https://edge.media-server.com/m6/p/4p2soroi.  The replay is also available through March 1, 2019 by dialing 855-859-2056 or 404-537-3406 and entering the access code 3186638.

About Landmark Infrastructure Partners LP

The Partnership owns and manages a portfolio of real property interests and infrastructure assets that the Partnership leases to companies in the wireless communication, outdoor advertising and renewable power generation industries.

Non-GAAP Financial Measures

FFO, is a non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trust (“NAREIT”).  FFO represents net income (loss) excluding real estate related depreciation and amortization expense, real estate related impairment charges, gains (or losses) on real estate transactions, adjustments for unconsolidated joint venture, and distributions to preferred unitholders and noncontrolling interests.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies.  FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions.  Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure.  The Partnership's computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure of operating performance used by many companies in the REIT industry.  AFFO adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP.  AFFO should not be considered an alternative to net earnings, as an indication of the Partnership's performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the Partnership's performance.  The Partnership's computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs.  We calculate AFFO by starting with FFO and adjusting for general and administrative expense reimbursement, acquisition-related expenses, unrealized gain (loss) on derivatives, straight line rent adjustments, unit-based compensation, amortization of deferred loan costs and discount on secured notes, deferred income tax expense, amortization of above and below market rents, loss on early extinguishment of debt, repayments of receivables, adjustments for investment in unconsolidated joint venture, adjustments for drop-down assets and foreign currency transaction loss.  The GAAP measures most directly comparable to FFO and AFFO is net income.

We define EBITDA as net income before interest expense, income taxes, depreciation and amortization, adjustments for investment in unconsolidated joint venture, and we define Adjusted EBITDA as EBITDA before unrealized and realized gain or loss on derivatives, loss on early extinguishment of debt, gain or loss on sale of real property interests, straight line rent adjustments, amortization of above and below market rents, impairments, acquisition-related expenses, unit-based compensation, repayments of investments in receivables, foreign currency transaction loss, and the capital contribution to fund our general and administrative expense reimbursement.  We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash interest expense from unconsolidated joint venture, current cash income tax expense, distributions to preferred unitholders, distributions to noncontrolling interest holders, and maintenance capital expenditures.  Distributable cash flow will not reflect changes in working capital balances.  We believe that to understand our performance further, EBITDA, Adjusted EBITDA and distributable cash flow should be compared with our reported net income (loss) and net cash provided by operating activities in accordance with GAAP, as presented in our consolidated financial statements.

EBITDA, Adjusted EBITDA and distributable cash flow are non-GAAP supplemental financial measures that management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded limited partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•	our ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and the returns on investment of various investment opportunities.

We believe that the presentation of EBITDA, Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations.  The GAAP measures most directly comparable to EBITDA, Adjusted EBITDA and distributable cash flow are net income (loss) and net cash provided by operating activities.  EBITDA, Adjusted EBITDA and distributable cash flow should not be considered as an alternative to GAAP net income (loss), net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Each of EBITDA, Adjusted EBITDA and distributable cash flow has important limitations as analytical tools because they exclude some, but not all, items that affect net income (loss) and net cash provided by operating activities, and these measures may vary from those of other companies.  You should not consider EBITDA, Adjusted EBITDA and distributable cash flow in isolation or as a substitute for analysis of our results as reported under GAAP.  As a result, because EBITDA, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, EBITDA, Adjusted EBITDA and distributable cash flow as presented below may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.  For a reconciliation of EBITDA, Adjusted EBITDA and distributable cash flow to the most comparable financial measures calculated and presented in accordance with GAAP, please see the “Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow” table below.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of federal securities laws.  These statements discuss future expectations, contain projections of results of operations or of financial condition or state other forward-looking information.  You can identify forward-looking statements by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “project,” “could,” “may,” “should,” “would,” “will” or other similar expressions that convey the uncertainty of future events or outcomes.  These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Partnership’s control and are difficult to predict.  These statements are often based upon various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by the management of the Partnership.  Although the Partnership believes that these assumptions were reasonable when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond its control, the Partnership cannot give assurance that it will achieve or accomplish these expectations, beliefs or intentions.  Examples of forward-looking statements in this press release include expected acquisition opportunities from our sponsor.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements contained in the Partnership’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the Partnership’s annual report on Form 10-K for the year ended December 31, 2018 and Current Report on Form 8-K filed with the Commission on February 20, 2019.  These risks could cause the Partnership’s actual results to differ materially from those contained in any forward-looking statement.

CONTACT:	Marcelo Choi
Vice President, Investor Relations
(213) 788-4528
ir@landmarkmlp.com

Landmark Infrastructure Partners LP

Consolidated Statements of Operations

In thousands, except per unit data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Revenue
Rental revenue	$14,714	$14,482	$64,765	$52,625
Expenses
Property operating	272	147	1,147	394
General and administrative	1,208	1,019	4,731	5,286
Acquisition-related	2,818	280	3,287	1,287
Amortization	3,604	3,711	16,152	13,537
Impairments	579	—	1,559	848
Total expenses	8,481	5,157	26,876	21,352
Other income and expenses
Interest and other income	362	419	1,642	1,587
Interest expense	(4,687)	(5,468)	(24,273)	(18,399)
Loss on early extinguishment of debt	(157)	—	(157)	—
Unrealized gain (loss) on derivatives	(4,198)	1,786	1,010	1,675
Equity income from unconsolidated joint venture	—	—	59	—
Gain (loss) on sale of real property interests	(155)	(5)	99,884	(5)
Foreign currency transaction loss	(6)	—	(6)	—
Total other income and expenses	(8,841)	(3,268)	78,159	(15,142)
Income (loss) before income tax (benefit) expense	(2,608)	6,057	116,048	16,131
Income tax (benefit) expense	(436)	(3,217)	227	(3,145)
Net income (loss)	(2,172)	9,274	115,821	19,276
Less: Net income attributable to noncontrolling interests	7	8	27	19
Net income (loss) attributable to limited partners	(2,179)	9,266	115,794	19,257
Less: Distributions to preferred unitholders	(2,888)	(2,001)	(10,630)	(6,673)
Less: General Partner's incentive distribution rights	(197)	(193)	(784)	(488)
Net income (loss) attributable to common and subordinated unitholders	$(5,264)	$7,072	$104,380	$12,096
Net income (loss) per common and subordinated unit
Common units – basic	$(0.21)	$0.31	$4.25	$0.54
Common units – diluted	$(0.21)	$0.31	$3.97	$0.53
Subordinated units – basic and diluted	$—	$0.28	$(0.78)	$0.50
Weighted average common and subordinated units outstanding
Common units – basic	25,283	19,940	24,626	19,701
Common units – diluted	25,283	23,075	26,967	22,836
Subordinated units – basic and diluted	—	3,135	387	3,135
Other Data
Total leased tenant sites (end of period)	1,831	2,157	1,831	2,157
Total available tenant sites (end of period)	1,920	2,239	1,920	2,239

Landmark Infrastructure Partners LP

Consolidated Balance Sheets

In thousands, except per unit data

(Unaudited)

	December 31, 2018	December 31, 2017
Assets
Land	$128,302	$114,385
Real property interests	517,423	596,422
Construction in progress	29,556	7,574
Total land and real property interests	675,281	718,381
Accumulated amortization of real property interests	(39,069)	(37,817)
Land and net real property interests	636,212	680,564
Investments in receivables, net	18,348	20,782
Investment in unconsolidated joint venture	65,670	—
Cash and cash equivalents	4,108	9,188
Restricted cash	3,672	18,672
Rent receivables, net	4,292	4,141
Due from Landmark and affiliates	1,390	629
Deferred loan costs, net	5,552	3,589
Deferred rent receivable	5,251	4,252
Derivative asset	4,590	3,159
Other intangible assets, net	20,839	17,984
Assets held for sale (AHFS)	7,846	—
Other assets	8,843	5,039
Total assets	$786,613	$767,999
Liabilities and equity
Revolving credit facility	$155,000	$304,000
Secured notes, net	223,685	187,249
Accounts payable and accrued liabilities	7,435	4,978
Other intangible liabilities, net	9,291	12,833
Liabilities associated with AHFS	397	—
Prepaid rent	5,418	4,581
Derivative liabilities	402	—
Total liabilities	401,628	513,641
Commitments and contingencies
Mezzanine equity
Series C cumulative redeemable convertible preferred units, 2,000,000 and zero units issued and outstanding at December 31, 2018 and 2017, respectively	47,308	—
Equity
Series A cumulative redeemable preferred units, 1,593,149 and 1,568,402 units issued and outstanding at December 31, 2018 and 2017, respectively	37,207	36,604
Series B cumulative redeemable preferred units, 2,463,015 units issued and outstanding at December 31, 2018 and 2017, respectively	58,936	58,936
Common units, 25,327,801 and 20,146,458 units issued and outstanding at December 31, 2018 and 2017, respectively	411,158	288,527
Subordinated units, zero and 3,135,109 units issued and outstanding at December 31, 2018 and 2017, respectively	—	19,641
General Partner	(167,019)	(150,519)
Accumulated other comprehensive income (loss)	(2,806)	968
Total limited partners' equity	337,476	254,157
Noncontrolling interests	201	201
Total equity	337,677	254,358
Total liabilities, mezzanine equity and equity	$786,613	$767,999

Landmark Infrastructure Partners LP

Real Property Interest Table

		Available Tenant Sites (1)			Leased Tenant Sites
Real Property Interest	Number of Infrastructure Locations (1)	Number	Average Remaining Property Interest (Years)		Number	Average Remaining Lease Term (Years) (2)	Tenant Site Occupancy Rate (3)	Average Monthly Effective Rent Per Tenant Site (4)(5)	Quarterly Rental Revenue (6) (In thousands)	Percentage of Quarterly Rental Revenue (6)
Tenant Lease Assignment with Underlying Easement
Wireless Communication	726	918	72.7	(7)	864	27.8			$5,156	35%
Outdoor Advertising	531	631	80.5	(7)	615	17.6			4,150	28%
Renewable Power Generation	24	56	28.6	(7)	56	29.3			432	3%
Subtotal	1,281	1,605	78.6	(7)	1,535	23.8			$9,738	66%
Tenant Lease Assignment only (8)
Wireless Communication	122	176	48.2		158	17.8			$994	7%
Outdoor Advertising	32	35	63.1		34	14.2			225	2%
Renewable Power Generation	6	6	48.6		6	27.6			57	—%
Subtotal	160	217	50.8		198	17.5			$1,276	9%
Tenant Lease on Fee Simple
Wireless Communication	19	29	99.0	(7)	29	18.7			$1,213	8%
Outdoor Advertising	50	54	99.0	(7)	54	7.8			906	6%
Renewable Power Generation	13	15	99.0	(7)	15	30.9			1,581	11%
Subtotal	82	98	99.0	(7)	98	14.4			$3,700	25%
Total	1,523	1,920	72.9	(9)	1,831	22.6			$14,714	100%
Aggregate Portfolio
Wireless Communication	867	1,123	68.8		1,051	26.0	94%	$1,927	$7,363	50%
Outdoor Advertising	613	720	80.8		703	16.7	98%	2,535	5,281	36%
Renewable Power Generation	43	77	37.3		77	29.6	100%	8,960	2,070	14%
Total	1,523	1,920	72.9	(9)	1,831	22.6	95%	$2,458	$14,714	100%

(1)

“Available Tenant Sites” means the number of individual sites that could be leased. For example, if we have an easement on a single rooftop, on which three different tenants can lease space from us, this would be counted as three “tenant sites,” and all three tenant sites would be at a single infrastructure location with the same address.

(2)

Assumes the exercise of all remaining renewal options of tenant leases. Assuming no exercise of renewal options, the average remaining lease terms for our wireless communication, outdoor advertising, renewable power generation and aggregate portfolios as of December 31, 2018 were 3.8, 8.5, 17.6 and 5.9 years, respectively.

(3)	Represents the number of leased tenant sites divided by the number of available tenant sites.
(4)	Occupancy and average monthly effective rent per tenant site are shown only on an aggregate portfolio basis by industry.
(5)	Represents total monthly revenue excluding the impact of amortization of above and below market lease intangibles divided by the number of leased tenant sites.
(6)	Represents GAAP rental revenue recognized under existing tenant leases for the three months ended December 31, 2018. Excludes interest income on receivables.
(7)	Fee simple ownership and perpetual easements are shown as having a term of 99 years for purposes of calculating the average remaining term.
(8)

Reflects “springing lease agreements” whereby the cancellation or nonrenewal of a tenant lease entitles us to enter into a new ground lease with the property owner (up to the full property interest term) and a replacement tenant lease. The remaining lease assignment term is, therefore, equal to or longer than the remaining lease term. Also represents properties for which the “springing lease” feature has been exercised and has been replaced by a lease for the remaining lease term.

(9)	Excluding perpetual ownership rights, the average remaining property interest term on our tenant sites is approximately 64 years.

Landmark Infrastructure Partners LP

Reconciliation of Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

In thousands, except per unit data

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss)	$(2,172)	$9,274	$115,821	$19,276
Adjustments:
Amortization expense	3,604	3,711	16,152	13,537
Impairments	579	—	1,559	848
(Gain) loss on sale of real property interests	155	5	(99,884)	5
Adjustments for investment in unconsolidated joint venture	923	—	923	—
Distributions to preferred unitholders	(2,888)	(2,001)	(10,630)	(6,673)
Distributions to noncontrolling interests	(7)	(8)	(27)	(19)
FFO	$194	$10,981	$23,914	$26,974
Adjustments:
General and administrative expense reimbursement	764	491	2,833	3,516
Acquisition-related expenses	2,818	280	3,287	1,287
Unrealized gain on derivatives	4,198	(1,786)	(1,010)	(1,675)
Straight line rent adjustments	58	(54)	235	(358)
Unit-based compensation	—	—	70	105
Amortization of deferred loan costs and discount on secured notes	805	719	3,809	2,237
Deferred income tax expense (benefit)	(215)	(3,215)	205	(3,215)
Amortization of above- and below-market rents, net	(218)	(262)	(1,226)	(1,226)
Loss on early extinguishment of debt	157	—	157	—
Repayments of receivables	193	275	1,108	1,180
Adjustments for investment in unconsolidated joint venture	30	—	36	—
Foreign currency transaction loss	6	—	6	—
AFFO	$8,790	$7,429	$33,424	$28,825

FFO per common unit - diluted	$0.01	$0.48	$0.96	$1.18
AFFO per common unit - diluted	$0.35	$0.32	$1.34	$1.26
Weighted average common units outstanding - diluted	25,283	23,075	25,013	22,836

Landmark Infrastructure Partners LP

Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Reconciliation of EBITDA and Adjusted EBITDA to Net Income
Net income (loss)	$(2,172)	$9,274	$115,821	$19,276
Interest expense	4,687	5,468	24,273	18,399
Amortization expense	3,604	3,711	16,152	13,537
Income tax expense (benefit)	(436)	(3,217)	227	(3,145)
Adjustments for investment in unconsolidated joint venture	1,694	—	1,747	—
EBITDA	$7,377	$15,236	$158,220	$48,067
Impairments	579	—	1,559	848
Acquisition-related	2,818	280	3,287	1,287
Unrealized (gain) loss on derivatives	4,198	(1,786)	(1,010)	(1,675)
Loss on early extinguishment of debt	157	—	157	—
(Gain) loss on sale of real property interests	155	5	(99,884)	5
Unit-based compensation	—	—	70	105
Straight line rent adjustments	58	(54)	235	(358)
Amortization of above- and below-market rents, net	(218)	(262)	(1,226)	(1,226)
Repayments of investments in receivables	193	275	1,108	1,180
Adjustments for investment in unconsolidated joint venture	(50)	—	(50)	—
Foreign currency transaction loss	6	—	6	—
Deemed capital contribution to fund general and administrative expense reimbursement(1)	764	491	2,833	3,516
Adjusted EBITDA	$16,037	$14,185	$65,305	$51,749
Reconciliation of EBITDA, Adjusted EBITDA and Distributable Cash Flow to Net Cash Provided by Operating Activities
Net cash provided by operating activities	$187	$6,985	$31,256	$28,473
Unit-based compensation	—	—	(70)	(105)
Unrealized gain (loss) on derivatives	(4,198)	1,786	1,010	1,675
Loss on early extinguishment of debt	(157)	—	(157)	—
Amortization expense	(3,604)	(3,711)	(16,152)	(13,537)
Amortization of above- and below-market rents, net	218	262	1,226	1,226
Amortization of deferred loan costs and discount on secured notes	(805)	(719)	(3,809)	(2,237)
Receivables interest accretion	3	—	3	7
Impairments	(579)	—	(1,559)	(848)
Gain (loss) on sale of real property interests	(155)	(5)	99,884	(5)
Allowance for doubtful accounts	(83)	(136)	(60)	(215)
Equity income from unconsolidated joint venture	—	—	59	—
Foreign currency transaction loss	(6)	—	(6)	—
Working capital changes	7,007	4,812	4,196	4,842
Net income (loss)	$(2,172)	$9,274	$115,821	$19,276
Interest expense	4,687	5,468	24,273	18,399
Amortization expense	3,604	3,711	16,152	13,537
Income tax (benefit) expense	(436)	(3,217)	227	(3,145)
Adjustments for investment in unconsolidated joint venture	1,694	—	1,747	—
EBITDA	$7,377	$15,236	$158,220	$48,067
Less:
Gain on sale of real property interests	—	—	(99,884)	—
Unrealized gain on derivatives	—	(1,786)	(1,010)	(1,675)
Straight line rent adjustment	—	(54)	—	(358)
Amortization of above- and below-market rents, net	(218)	(262)	(1,226)	(1,226)
Adjustments for investment in unconsolidated joint venture	(50)	—	(50)	—
Add:
Impairments	579	—	1,559	848
Acquisition-related	2,818	280	3,287	1,287
Unrealized loss on derivatives	4,198	—	—	—
Loss on sale of real property interests	155	5	—	5
Loss on early extinguishment of debt	157	—	157	—
Unit-based compensation	—	—	70	105
Straight line rent adjustment	58	—	235	—
Repayments of investments in receivables	193	275	1,108	1,180
Foreign currency transaction loss	6	—	6	—
Deemed capital contribution to fund general and administrative expense reimbursement (1)	764	491	2,833	3,516
Adjusted EBITDA	$16,037	$14,185	$65,305	$51,749
Less:
Expansion capital expenditures	(2,812)	(43,577)	(157,675)	(166,839)
Cash interest expense	(3,882)	(4,749)	(20,464)	(16,162)
Cash interest expense from unconsolidated joint venture	(691)	—	(738)	—
Cash income tax expense	—	—	(22)	(70)
Distributions to preferred unitholders	(2,888)	(2,001)	(10,630)	(6,673)
Distributions to noncontrolling interest holders	(7)	(8)	(27)	(19)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	2,812	43,577	157,675	166,839
Cash income tax benefit	221	2	—	—
Distributable cash flow	$8,790	$7,429	$33,424	$28,825

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of our IPO and amended on January 30, 2019, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands, except per unit data (Unaudited)

Three Months Ended December 31,
2018	2017
Revenue:
Rental revenue	$14,714	$14,482
Expenses:
Property operating	272	147
General and administrative	1,208	1,019
Acquisition-related	2,818	280
Amortization	3,604	3,711
Impairments	579	—
Total expenses	8,481	5,157
Other income and expenses
Interest and other income	362	419
Interest expense	(4,687)	(5,468)
Loss on early extinguishment of debt	(157)	—
Unrealized gain (loss) on derivatives	(4,198)	1,786
Loss on sale of real property interests	(155)	(5)
Foreign currency transaction loss	(6)	—
Total other income and expenses	(8,841)	(3,268)
Income (loss) before income tax benefit	(2,608)	6,057
Income tax benefit	(436)	(3,217)
Net income (loss)	$(2,172)	$9,274
Add:
Interest expense	4,687	5,468
Amortization expense	3,604	3,711
Income tax benefit	(436)	(3,217)
Adjustments for investment in unconsolidated joint venture	1,694	—
EBITDA	$7,377	$15,236
Less:
Unrealized gain on derivatives	—	(1,786)
Straight line rent adjustments	—	(54)
Amortization of above- and below-market rents	(218)	(262)
Adjustments for investment in unconsolidated joint venture	(50)	—
Add:
Impairments	579	—
Acquisition-related expenses	2,818	280
Unrealized loss on derivatives	4,198	—
Loss on sale of real property interests	155	5
Loss on early extinguishment of debt	157	—
Straight line rent adjustments	58	—
Repayments of investments in receivables	193	275
Foreign currency transaction loss	6	—
Deemed capital contribution to fund general and administrative expense reimbursement (1)	764	491
Adjusted EBITDA	$16,037	$14,185
Less:
Expansion capital expenditures	(2,812)	(43,577)
Cash interest expense	(3,882)	(4,749)
Cash interest expense from unconsolidated joint venture	(691)	—
Distributions to preferred unitholders	(2,888)	(2,001)
Distributions to noncontrolling interest holders	(7)	(8)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	2,812	43,577
Cash income tax benefit	221	2
Distributable cash flow	$8,790	$7,429
Annualized quarterly distribution per unit	$1.47	$1.47
Distributions to common unitholders	9,292	7,328
Distributions to Landmark Dividend – subordinated units	—	1,152
Distributions to the General Partner – incentive distribution rights	—	180
Total distributions	$9,292	$8,660
Shortfall of distributable cash flow over the quarterly distribution	$(502)	$(1,231)
Coverage ratio (2)	0.95	x	0.86	x

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO and amended on January 30, 2019, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)	Coverage ratio is calculated as the distributable cash flow for the quarter divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.

Landmark Infrastructure Partners LP

Reconciliation of Operations, EBITDA, Adjusted EBITDA and Distributable Cash Flow

In thousands, except per unit data (Unaudited)

Year Ended December 31,
2018	2017
Revenue:
Rental revenue	$64,765	$52,625
Expenses:
Property operating	1,147	394
General and administrative	4,731	5,286
Acquisition-related	3,287	1,287
Amortization	16,152	13,537
Impairments	1,559	848
Total expenses	26,876	21,352
Other income and expenses
Interest and other income	1,642	1,587
Interest expense	(24,273)	(18,399)
Loss on early extinguishment of debt	(157)	—
Unrealized gain on derivatives	1,010	1,675
Equity income from unconsolidated joint venture	59	—
Gain (loss) on sale of real property interests	99,884	(5)
Foreign currency transaction loss	(6)	—
Total other income and expenses	78,159	(15,142)
Income before income tax expense (benefit)	116,048	16,131
Income tax expense (benefit)	227	(3,145)
Net income	$115,821	$19,276
Add:
Interest expense	24,273	18,399
Amortization expense	16,152	13,537
Income tax expense (benefit)	227	(3,145)
Adjustments for investment in unconsolidated joint venture	1,747	—
EBITDA	$158,220	$48,067
Less:
Gain on sale of real property interests	(99,884)	—
Unrealized gain on derivatives	(1,010)	(1,675)
Straight line rent adjustments	—	(358)
Amortization of above- and below-market rents	(1,226)	(1,226)
Adjustments for investment in unconsolidated joint venture	(50)	—
Add:
Impairments	1,559	848
Acquisition-related expenses	3,287	1,287
Loss on sale of real property interests	—	5
Loss on early extinguishment of debt	157	—
Straight line rent adjustments	235	—
Unit-based compensation	70	105
Repayments of investments in receivables	1,108	1,180
Foreign currency transaction loss	6	—
Deemed capital contribution to fund general and administrative expense reimbursement (1)	2,833	3,516
Adjusted EBITDA	$65,305	$51,749
Less:
Expansion capital expenditures	(157,675)	(166,839)
Cash interest expense	(20,464)	(16,162)
Cash interest expense from unconsolidated joint venture	(738)	—
Cash income tax expense	(22)	(70)
Distributions to preferred unitholders	(10,630)	(6,673)
Distributions to noncontrolling interest holders	(27)	(19)
Add:
Borrowings and capital contributions to fund expansion capital expenditures	157,675	166,839
Distributable cash flow	$33,424	$28,825
Annualized quarterly distribution per unit	$1.47	$1.43
Distributions to common unitholders	36,200	28,222
Distributions to Landmark Dividend – subordinated units	569	4,491
Distributions to the General Partner – incentive distribution rights	386	443
Total distributions	$37,155	$33,156
Shortfall of distributable cash flow over the quarterly distribution	$(3,731)	$(4,331)
Coverage ratio (2)	0.90	x	0.87	x

(1)

Under the omnibus agreement that we entered into with Landmark at the closing of the IPO and amended on January 30, 2019, we agreed to reimburse Landmark for expenses related to certain general and administrative services that Landmark will provide to us in support of our business, subject to a quarterly cap equal to 3% of our revenue during the current calendar quarter. This cap on expenses will last until the earlier to occur of: (i) the date on which our revenue for the immediately preceding four consecutive fiscal quarters exceeded $120 million and (ii) November 19, 2021. The full amount of general and administrative expenses incurred will be reflected in our income statements, and to the extent such general and administrative expenses exceed the cap amount, the amount of such excess will be reimbursed by Landmark and reflected in our financial statements as a capital contribution from Landmark rather than as a reduction of our general and administrative expenses, except for expenses that would otherwise be allocated to us, which are not included in our general and administrative expenses.

(2)	Coverage ratio is calculated as the distributable cash flow for the year divided by the distributions to the common and subordinated unitholders on the weighted average units outstanding.